Exhibit 99.1

BioScrip Reports Second Quarter 2018 Financial Results

DENVER, CO, August 7, 2018 – BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced its second quarter 2018 financial results.

Second Quarter 2018 Highlights

•	Net revenue of $175.8 million, including core product mix of 75.1%, compared to 73.6% in the prior year quarter, reflecting the impact of the implementation of ASC 606*, which resulted in the recognition of amounts previously reported as bad debt expense as a reduction to revenue

•	Net loss from continuing operations of $15.1 million, a $14.0 million improvement compared to the prior year quarter

•	Adjusted EBITDA of $11.4 million, 14% above the prior year quarter, driven by a 510 basis point improvement in gross profit margin and a $3.0 million reduction in operating expenses, reflecting ASC 606 pro forma adjustments

•	Net cash used in operating activities of $15.1 million, reflecting operational cash use of $7.8 million and interest payments of $7.3 million

•	Liquidity of $20.8 million at June 30, 2018, consisting of cash and equivalents

•	Operational cash flow and liquidity impacted by the timing of strategic inventory purchases related to product shortages and recalls, temporary decreases in cash collections of accounts receivable, as well as payment of 2017 incentive compensation; operational cash flow is expected to return to more normalized levels beginning in the third quarter of 2018

Daniel E. Greenleaf, President and Chief Executive Officer, commented, “BioScrip achieved record second quarter adjusted EBITDA of $11.4 million, up 14% compared to the prior year period, driven by improved core product mix, higher gross profit margin, and ongoing operating expense discipline. We commenced the third quarter with our best sales month of the year during July and are reaffirming our full year 2018 guidance for revenue between $688 million and $698 million*, and adjusted EBITDA between $54 million and $58 million.

“We remain increasingly confident that BioScrip can achieve at least $75 million in adjusted EBITDA in 2019 and are positioning the Company for revitalized longer-term revenue growth and enhanced profitability though key initiatives in sales force productivity, revenue cycle management, procurement and managed care relationships.”

* Implementation of ASC 606 during the first quarter of 2018 resulted in the recognition of amounts previously recorded as bad debt expense as a reduction to revenue. The impact of the change in accounting principle reduced both revenue and bad debt expense by $5.4 million during the second quarter. The implementation of ASC 606 did not impact operating income or Adjusted EBITDA during the second quarter of 2018 and will not impact operating income or Adjusted EBITDA on a go-forward basis. The implementation of ASC 606 in the first quarter of 2018 resulted in a reduction of our 2018 revenue guidance by approximately $22 million but did not impact 2018 Adjusted EBITDA guidance.

Conference Call and Presentation

BioScrip will host a conference call and live webcast on August 7, 2018, at 9:00 a.m. Eastern Time, to discuss its second quarter 2018 financial results. Interested parties may participate by dialing 877-423-9820 (U.S.) or by accessing a link under the "Investors" section on the Company's website at www.bioscrip.com.

An audio webcast and archive will be available within two hours of the call’s completion under the “Investors" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses, incremental cost structure improvements and other statements regarding the Company's financial improvement plan and strategy and anticipated effects of the Cures Act. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in its debt agreements; the Company’s ability to grow its core Infusion revenues; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

(unaudited)

	June 30, 2018	December 31, 2017

ASSETS
Current assets
Cash and cash equivalents	$20,820	$39,457
Restricted cash	4,950	4,950
Receivables, less allowance for doubtful accounts of $0 and $37,912 as of June 30, 2018
and December 31, 2017, respectively	96,917	85,522
Inventory	25,286	38,044
Prepaid expenses and other current assets	8,583	18,620
Total current assets	156,556	186,593
Property and equipment, net of accumulated depreciation of $92,588 and $86,675 as of
June 30, 2018 and December 31, 2017, respectively	25,004	26,973
Goodwill	367,198	367,198
Intangible assets, net of accumulated amortization of $44,904 and $40,036 as of June 30, 2018
and December 31, 2017, respectively	14,247	19,114
Deferred income taxes	1,041	1,098
Other non-current assets	2,100	2,116
Total assets	$566,146	$603,092
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$957	$1,722
Accounts payable	49,264	65,963
Amounts due to plan sponsors	2,184	4,621
Accrued interest	6,728	6,706
Accrued expenses and other current liabilities	23,028	26,118
Total current liabilities	82,161	105,130
Long-term debt, net of current portion	492,309	478,866
Other non-current liabilities	21,151	21,769
Total liabilities	595,621	605,765
Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized;
21,643 shares issued and outstanding as of June 30, 2018 and December 31, 2017;
and $3,084 and $2,916 liquidation preference as of June 30, 2018 and December 31, 2017,
respectively	3,022	2,827
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized;
614,177 shares issued and outstanding as of June 30, 2018 and December 31, 2017;
and $89,455 and $84,555 liquidation preference as of June 30, 2018 and December 31, 2017,
respectively	84,469	79,252
Stockholders' deficit
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued and
outstanding as of June 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $.0001 par value; 250,000,000 shares authorized; 128,046,122 and 127,634,012
shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	13	13
Treasury stock, 110,496 and 5,106 shares outstanding, at cost, as of June 30, 2018 and
December 31, 2017, respectively	(327)	(16)
Additional paid-in capital	621,015	624,762
Accumulated deficit	(737,667)	(709,511)
Total stockholders' deficit	(116,966)	(84,752)
Total liabilities and stockholders' deficit	$566,146	$603,092

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net revenue	$175,789	$218,106	$344,373	$435,916
Cost of revenue (excluding depreciation expense)	115,832	150,495	229,368	303,430
Gross profit	59,957	67,611	115,005	132,486
% of revenues	34.1%	31.0%	33.4%	30.4%

Other operating expenses	38,861	42,293	78,160	86,612
Bad debt expense	-	6,117	-	13,160
General and administrative expenses	10,931	9,654	21,600	18,920
Restructuring, acquisition, integration, and other expenses, net	2,024	4,147	3,906	7,370
Change in fair value of equity linked liabilities	3,064	-	(375)	-
Depreciation and amortization expense	6,366	7,065	12,852	14,230
Interest expense	13,805	12,630	27,200	25,290
Loss on extinguishment of debt	-	13,453	-	13,453
(Gain) loss on dispositions	(13)	685	(318)	685
Loss from continuing operations, before income taxes	(15,081)	(28,433)	(28,020)	(47,234)
Income tax expense	43	718	91	1,337
Loss from continuing operations, net of income taxes	(15,124)	(29,151)	(28,111)	(48,571)
Loss from discontinued operations, net of income taxes	(15)	(373)	(45)	(672)
Net loss	$(15,139)	$(29,524)	$(28,156)	$(49,243)
Dividends on preferred stock	(2,756)	(2,478)	(5,413)	(4,866)
Loss attributable to common stockholders	$(17,895)	$(32,002)	$(33,569)	$(54,109)

Loss per common share:
Loss from continuing operations, basic and diluted	$(0.14)	$(0.26)	$(0.26)	$(0.44)
Loss from discontinued operations, basic and diluted	-	-	-	(0.01)
Loss per common share, basic and diluted	$(0.14)	$(0.26)	$(0.26)	$(0.45)

Weighted average number of common shares outstanding,
basic and diluted	128,038	121,189	127,906	119,993

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Loss from continuing operations, net of income taxes	(15,124)	(29,151)	(28,111)	(48,571)

Interest expense	(13,805)	(12,630)	(27,200)	(25,290)
Change in fair value of equity linked liabilities	(3,064)	-	375	-
Gain (loss) on dispositions	13	(685)	318	(685)
Loss on extinguishment of debt	-	(13,453)	-	(13,453)
Income tax expense	(43)	(718)	(91)	(1,337)
Depreciation and amortization expense	(6,366)	(7,065)	(12,852)	(14,230)
Stock-based compensation expense	(1,253)	(433)	(1,808)	(1,027)
Restructuring, acquisition, integration, and other expenses, net (1)	(2,024)	(4,147)	(3,906)	(7,370)
Consolidated Adjusted EBITDA	$11,418	$9,980	$17,053	$14,821

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

Schedule 4

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED CONDENSED CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2018	June 30, 2018	June 30, 2018
Cash flows from operating activities:
Net loss	$(13,017)	$(15,139)	$(28,156)
Less: Loss from discontinued operations, net of income taxes	(30)	(15)	(45)
Loss from continuing operations, net of income taxes	(12,987)	(15,124)	(28,111)
Adjustments to reconcile net loss from continuing operations, net of income taxes to net cash used in operating activities:
Depreciation and amortization	6,486	6,366	12,852
Amortization of deferred financing costs and debt discount	2,023	2,048	4,071
Change in fair value of equity linked liabilities	(3,439)	3,064	(375)
Change in deferred income taxes	31	25	56
Stock-based compensation	556	1,253	1,809
Gain on dispositions	(305)	(13)	(318)
Changes in assets and liabilities:
Receivables	(2,663)	(8,734)	(11,397)
Inventory	(3,505)	16,264	12,759
Prepaid expenses and other assets	8,807	1,247	10,054
Accounts payable	2,872	(19,574)	(16,702)
Amounts due to plan sponsors	(969)	(1,468)	(2,437)
Accrued interest	(4,487)	4,510	23
Accrued expenses and other liabilities	2,418	(4,984)	(2,566)
Net cash used in operating activities from continuing operations	(5,162)	(15,120)	(20,282)
Net cash used in operating activities from discontinued operations	(30)	(15)	(45)
Net cash used in operating activities	(5,192)	(15,135)	(20,327)
Cash flows from investing activities:
Purchases of property and equipment	(2,646)	(4,300)	(6,946)
Net cash used in investing activities	(2,646)	(4,300)	(6,946)
Cash flows from financing activities:
Borrowing of long-term debt	-	10,000	10,000
Repayments of capital leases	(967)	(218)	(1,185)
Net activity from exercises of employee stock awards	(300)	121	(179)
Net cash (used in) provided by financing activities	(1,267)	9,903	8,636
Net change in cash and cash equivalents	(9,105)	(9,532)	(18,637)
Cash and cash equivalents - beginning of period	44,407	35,302	44,407
Cash and cash equivalents - end of period	$35,302	$25,770	$25,770

Schedule 5

BIOSCRIP, INC AND SUBSIDIARIES

FULL YEAR 2018 GUIDANCE

(dollars in millions, except EPS)

	Low End	High End
	of Range	of Range

Revenues	$688.0	$698.0

Loss from continuing operations, net of income taxes	(51.2)	(43.2)

Stock Compensation	4.0	3.5
Depreciation & Amortization	27.0	26.0
Interest Expense, net	56.0	55.0
Restructuring Costs	6.0	5.0
Income Tax Expense	1.0	0.5
Preferred Stock Dividends	11.2	11.2
Adjusted EBITDA	$54.0	$58.0
Adjusted EBITDA Margin	7.8%	8.3%

Diluted Loss Per Common Share	$(0.40)	$(0.34)

Weighted-Average Diluted Shares	128.0	128.0